Exhibit 10.8

CONSULTING AGREEMENT

[Certain information indicated by [***] has been excluded from this Exhibit 10.8 because it is not material.]

THIS CONSULTING AGREEMENT (the “Consulting Agreement” or “Agreement”) is made and entered by and between Getty Realty Corp. (the “Company”) and Mark to Market Real Estate Services LLC (the “Consultant”) and shall be effective as of March 2, 2026. The Company and the Consultant are collectively referred to as the “Parties”, and individually, a “Party”.

WHEREAS, Consultant was previously employed as the Company’s Executive Vice President, Chief Investment Officer, and Chief Operating Officer;

WHEREAS, Consultant and the Company entered into a retirement agreement, to which the form of this Consulting Agreement was attached as Exhibit A (the “Agreement”), setting forth the mutually agreed upon terms concerning Consultant’s retirement of employment with the Company, effective February 27, 2026 (the “Retirement Date”);

WHEREAS, the Parties desire to enter into this Agreement setting forth the terms and conditions of Consultant’s post-retirement consulting relationship with the Company, in which the Consultant will provide specified consulting services, in the capacity of an independent contractor, commencing on March 2, 2026; and

WHEREAS, Consultant will have access to, and will assist in creating or developing, certain valuable and competitively sensitive Confidential Information (as defined below), including trade secrets and other confidential and proprietary information, belonging to the Company.

NOW, THEREFORE, in consideration of Consultant’s engagement with the Company, and the fees and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, accepted and agreed to, the Parties, intending to be legally bound, agree to the terms set forth below:

1.
Consulting Period.

(a)
Subject to Consultant remaining employed by the Company through the Retirement Date, and Consultant’s compliance with the terms of the Retirement Agreement, the term of the Parties’ consulting relationship under this Consulting Agreement will commence on March 2, 2026 and end on September 30, 2027, unless the Consultant’s engagement hereunder is: (i) earlier terminated by the Company or the Consultant for any reason, subject to the notice requirements set forth below; or (ii) extended upon mutual written agreement of the Consultant and the Company (the period of Consultant’s engagement hereunder, the “Consulting Period”). The period: (x) commencing on March 2, 2026 and ending on the September 30, 2026 shall be referred to herein as the “Initial Period”; and (y) commencing on October 1, 2026 and ending on the date of the termination of this Consulting Agreement and Consultant’s engagement hereunder, including any mutually agreed upon extensions of the Consulting Period, shall be referred to herein as the “Follow-On Period.”

(b)
Notwithstanding the foregoing, this Consulting Agreement may be terminated for any reason by:

(i)
the Company (A) during the Initial Period, upon thirty (30) days’ prior written notice to Consultant; and (B) during the Follow-On Period, upon sixty (60) days’ prior written notice to Consultant, and

(ii)
Consultant upon thirty (30) days’ prior written notice to the Company.

(c)
If this Consulting Agreement is terminated for any reason, Consultant will be entitled to receive only those Monthly Fees for Services rendered, and Success Fees earned, if any, prior to the effective date of termination, pursuant to the terms and conditions set forth in Section 3 below, and no further amount will be payable by the Company; provided, however, that (i) if this Consulting Agreement is terminated by the Company at any time during the Initial Period, the Company shall pay to Consultant, within 30 days following such termination, a lump sum payment equal to the aggregate amount of Monthly Fees otherwise payable during the remainder of the Initial Period and such Monthly Fees shall be deemed fully earned and guaranteed; and (ii) if this Consulting Agreement is terminated by the Company during the Follow-On Period, Consultant shall continue to receive the applicable Monthly Fees during the sixty (60) day notice period, and no further amounts shall be payable thereafter.

2.
Consulting Services. During the Consulting Period, the Company hereby engages Consultant and Consultant hereby accepts the Company’s engagement, to provide the following services to the Company in the capacity of an independent contractor (the “Services”), reporting to the Company’s Chief Executive Officer:

(a)
Initial Period. During the Initial Period, Consultant shall provide the following services to the Company, as well as such other services as may be mutually agreed upon by Consultant and the Company from time to time:

(i)
Transition Services: Consultant agrees to assist the Company by phone and email in transitioning his previous duties as the Company’s Executive Vice President and Chief Operating Officer, as may be reasonably requested by the Company from time to time, including by providing transition assistance to Consultant’s successor by providing institutional knowledge, answering questions regarding matters within Consultant’s historical responsibility, and offering insights on ongoing projects and processes.

(ii)
Redevelopment Program Oversight (the “Redevelopment Program Services”):
•
Identify portfolio sites for recapture/redevelopment, including, without limitation, preparing strategies and business cases;
•
Oversee entitlement, planning, permitting, and environmental review processes;
•
Negotiate tenant LOIs and leases for redeveloped sites and act as the Company’s business liaison with new tenants;
•
Hire, supervise, and manage third-party contractors to support permitting and construction, including, without limitation, assuring that all contractors are properly licensed and insured;
•
Work directly with Company’s outside counsel to negotiate, review, and finalize transaction documents, including leases and ancillary agreements, ensuring alignment with Company objectives and approvals;

•
Coordinate with the Company’s Asset Management team on landlord duties and tenant requirements with respect to takebacks, recaptures, and new tenant issues;
•
Provide weekly status updates, support quarterly/annual reporting to the Company’s Chief Executive Officer, and upon request to the board of directors (the “Board”), and present transactions to the Company’s Management Committee for approval; and
•
Exercise expenditure authority consistent in action with any of the above services consistent with signing/spending authority policy applicable to Consultant during the period of his employment with the Company (as the same may be amended from time to time), with any expenditures in excess of these limits subject to prior written approval by the Company’s Chief Executive Officer.

(iii)
[ * * *] (the “[ * * *]Activities”):
•
Lead and participate in strategy, negotiation and execution of deals relating to expiring [ * * *]leases;
•
Evaluate alternatives and advise management on proposals for renewal, amendment/extension, or redeployment of sites to new tenants;
•
Present alternatives and proposed transactions to management, including financial analyses; available to present to the Board if requested.
•
Manage negotiations with [ * * *]and/or replacement tenants, including, without limitation, (i) providing support and guidance to outside counsel, brokers, and other vendors engaged in document negotiations or redeployment activities, and (ii) working with Company’s legal department to structure lease amendments and transition agreements, negotiate new leases and, as needed, to facilitate transition of sites to new tenants.
•
Maintain transaction status in Company systems; and
•
Provide updates for management and for quarterly Board reporting.
(b)
Follow-On Period. During the Follow-On Period, Consultant shall continue to provide the Redevelopment Program Services, as well as such other services as may be mutually agreed upon by Consultant and the Company from time to time. For the avoidance of doubt, during the Follow-On Period, Consultant shall have no continuing responsibilities or obligations with respect to [ * * *]Activities. If, following the expiration of the Initial Period, the Company requests Consultant’s assistance on any [ * * *]Activities or other projects related to [ * * *] (including renewals, re-leasing, redeployment, workouts, or dispute resolution), the Parties will discuss such engagement in good faith and, if mutually agreed, enter into a separate written consulting arrangement with compensation and terms acceptable to both the Company and Consultant.
(c)
The Consultant shall have the discretion to determine the time of performance of the Services, provided that the Consultant agrees: (i) to maintain contact with the Company’s Chief Executive Officer, and to make himself reasonably available to the Company to discuss the Services as may be requested by the Company from time to time; and (ii) to provide the Services in a timely manner in accordance with any deadlines set by the Company.

3.
Compensation.

(a)
Monthly Fees. During the Consulting Period, in consideration of the Services provided to the Company under this Agreement, the Company shall pay Consultant a monthly consulting fee,

pro-rated for any partial months (the “Monthly Fee”), in the amount of: (i) during the Initial Period, Twenty-Five Thousand Dollars ($25,000.00) per month (allocated $15,000 to Transition Services and [ * * *] Activities, and $10,000 to Redevelopment Program Services); and (ii) during the Follow-On Period, Ten Thousand Dollars ($10,000.00) per month (allocated to Redevelopment Program Services).
(b)
Success Fees.

(i)
During the Consulting Period, Consultant shall be eligible to earn the following success fees (the “Success Fees”): (A) Five Thousand Dollars ($5,000.00) for each fully executed lease agreement between the Company and any tenant that the Company’s Chief Executive Officer determines was originated by Consultant during the Consulting Period in connection with any Company redevelopment project (“Lease Agreement”), with such amount payable within thirty (30) days following the execution of the applicable Lease Agreement (the “Lease Signing Fee”); and (B) Fifteen Thousand Dollars ($15,000.00) for each rent commencement that the Company’s Chief Executive Officer determines occurred pursuant to a Lease Agreement during the Consulting Period (the “Rent Commencement Fee”), with such amount payable within thirty (30) days following the date that rent payments first commence under the applicable Lease Agreement (the “Rent Commencement Fee”).

(ii)
Notwithstanding the foregoing, with respect to any Company redevelopment projects in process as of February 27, 2026, the Company’s Chief Executive Officer and Consultant shall, prior to such date, work together in good faith to jointly identify and agree upon a schedule of active redevelopment transactions that are materially advanced (e.g., including transactions with respect to which (a) a letter of intent has been signed or is in the process of being signed, (b) a lease has been or is being prepared, or (c) a lease is under negotiation or has been executed, but in any case, rent has not yet commenced) (“In-Process Projects”). With respect to any In-Process Project, to the extent a Success Fee would otherwise be payable pursuant to Section 3(b)(i) above during the Consulting Period, such Success Fee shall be reduced by fifty percent (50%) (i.e., a reduced Lease Signing Fee of $2,500, and Rent Commencement Fee of $7,500). The list of In-Process Projects will be mutually agreed upon, set forth in writing, and signed by the Consultant and the Company’s Chief Executive Officer prior to February 27, 2026. For the avoidance of doubt, if a Lease Agreement with respect to an In-Process Project has been executed on or prior to February 27, 2026, Consultant shall not be eligible to receive a Lease Signing Fee with respect to such Lease Agreement, but shall be eligible to receive a reduced Rent Commencement Fee (i.e., $7,500.00) with respect to such In-Process Project in the event rent payments first commence under the applicable Lease Agreement during the Consulting Period.

(iii)
Following the termination of this Consulting Agreement for any reason, Consultant shall remain eligible to earn a Success Fee pursuant to Section 3(b)(i) with respect to any Company redevelopment project that was originated by Consultant during the Consulting Period or that constitutes an In-Process Project, if the applicable Lease Agreement is executed or rent commencement occurs, as applicable, within six (6) months following the effective date of termination of this Consulting Agreement (the “Success Fee Tail”). Any such Success Fee shall be payable in accordance with the timing provisions set forth in Section 3(b)(i) and, in the case of an In-Process Project, subject to the reductions set forth in Section 3(b)(ii). For the avoidance of doubt, Consultant shall not be required to perform any services following termination in order to be eligible for a Success Fee pursuant to this Section 3(b)(iii).

(c)
Expenses. The Company will reimburse Consultant for reasonable, customary, and necessary pre-approved travel and other business expenses incurred by Consultant in the performance of the Services hereunder (“Expenses”), conditioned upon Consultant’s provision to the Company of written documentation (including receipts) substantiating the expenses incurred and further conditioned upon any travel or other policies of the Company as may be in effect.

(d)
Invoices. During the Consulting Period, Consultant shall invoice the Company monthly in arrears for any Monthly Fees, Success Fees and Expenses owed hereunder. Monthly Fees, Success Fees and any Expenses shall be payable in a lump sum within thirty (30) days following the Company’s receipt of Consultant’s invoice for the applicable month.

(e)
For the avoidance of doubt, the Parties acknowledge and agree that Consultant’s engagement by the Company hereunder, and eligibility to receive the Monthly Fees and Success Fees set forth above, is subject to (i) Consultant’s employment with the Company not having terminated prior to the Retirement Date for any reason other than a termination by the Company without Cause, and (ii) Consultant’s compliance with the terms of the Retirement Agreement.

(f)
Unless otherwise determined by the Company, any portion of any Monthly Fee or Success Fee which relates to any redevelopment project which the Company otherwise treats as a capital expenditure for accounting purposes shall also be treated by the Company as a capital expenditure for accounting purposes. Unless otherwise determined by the Company, any other portion of any Monthly Fee or Success Fee not subject to the prior sentence shall be subject to immediate deduction by the Company for accounting purposes.

4.
Status as Independent Contractor.

(a)
In performing the Services hereunder, Consultant: (i) shall act solely in the capacity of an independent contractor, and not as an employee of the Company (or its parents, subsidiaries, divisions and affiliates); (ii) shall not be nor in any way hold himself out as an employee of the Company (or its parents, subsidiaries, divisions and affiliates); (iii) shall not have authority to act for the Company (or its parents, subsidiaries, divisions and affiliates) except as expressly directed and authorized by the Company and within the scope of the Services set forth herein; and (iv) shall not have authority to commit, bind or otherwise obligate the Company with respect to any matter, except as expressly directed and authorized by the Company.

(b)
Because Consultant is an independent contractor, the Company will not deduct or withhold from the fee payable to the Consultant hereunder any federal, state or local income taxes or Federal Insurance Contributions Act (“FICA”) taxes or any other employment tax, nor will it pay on behalf of the Consultant any FICA taxes or Federal Unemployment Tax Act taxes or any other employment tax. It will be the sole responsibility of the Consultant to pay all applicable federal, state and local income taxes and any Self Employment Contribution Act (“SECA”) taxes and any other employment tax that are owed with respect to the fee payable to the Consultant hereunder, and Consultant shall indemnify the Company against all such taxes or contributions, including attorneys’ fees, penalties and interest. This Agreement is intended to comply with or be exempt from Section 409A of the Internal Revenue Code (the “Code”) and shall be construed and administered in accordance with Section 409A of the Code. For purposes of Section 409A of the Code, each installment payment provided under this Agreement shall be treated as a separate payment. The preceding provisions, however, shall not be construed as a guarantee by the Company of any particular tax effect to Consultant under this Agreement.

(c)
Consultant understands and agrees that as an independent contractor, he shall not be entitled to, and shall make no claim to, rights or fringe benefits offered to employees of the Company or any of its parents, subsidiaries, divisions and/or affiliates, including but not limited to any retirement, savings, health, medical, welfare, life insurance, disability, vacation, stock purchase, stock option or other benefit plans or programs maintained for employees by or on behalf the Company or its parents, subsidiaries, divisions and/or affiliates.

(d)
The Consultant understands that the Consultant undertakes any Services at his own risk and that in the event he gets injured in connection with the Services, he will not be eligible for workers’ compensation coverage. For the avoidance of doubt, in the event that the performance of the Services hereunder requires travel, the Consultant solely shall be responsible for injuries, emergencies, and/or death to the Consultant that may occur while traveling. The Consultant shall be responsible for any theft, loss or damage to any materials, equipment or property delivered to the Consultant or otherwise entrusted to the Consultant’s possession by or on behalf of the Company in connection with the Services to be provided hereunder.

5.
Restrictive Covenants. In consideration of the fees to be paid to Consultant and the access that Consultant will be provided to the Company’s Confidential Information (as defined below), Consultant agrees to the following covenants which he acknowledges and agrees are reasonably required for the protection of the Company’s Confidential Information (as defined below) and the Company’s goodwill with its clients, customers, investors, business partners, employees, and consultants.

(a)
Confidentiality.

(i)
Consultant hereby acknowledges that, as a result of his engagement hereunder, Consultant will (A) acquire and develop trade secrets and confidential and proprietary information which is not generally known in the industry, and (B) acquire trade secrets and confidential and proprietary information of or about the Company’s and/or its parent’s, subsidiaries’, affiliates’, owners and investors (collectively with the Company, the “Company Affiliated Group”) business, clients, customers, vendors, business partners, shareholders, investors, employees, suppliers and other companies, persons or entities with which the Company and/or the Company Affiliated Group maintains or has maintained a business relationship, (hereinafter collectively, the “Company Business Relationships”). As a material inducement to the Company to enter into this Agreement and as consideration for the benefits provided to Consultant hereunder, Consultant hereby agrees that except to the extent (A) authorized by the express prior written consent of the Company, (B) required by law, administrative, regulatory or any legal process, or (C) necessary in the Services for and on behalf of the Company and/or the Company Affiliated Group, Consultant will not, directly or indirectly, at any time during the Consulting Period, or at any time subsequent to the termination or expiration of the Consulting Period (for the maximum extent of time permitted by applicable law), use, exploit, publish, disseminate, retain, transfer to third parties, disclose or divulge, any Confidential Information.

(ii)
“Confidential Information” shall mean any of the following data, documents or information with respect to the business of the Company, the Company Affiliated Group and Company Business Relationships, and that the Company has not disclosed to the general public: (i) trade secrets; (ii) pre- research and development, strategies, designs, methods, procedures, formulae, data, and reports; (iii) current and prospective client/customer lists; (iv) information about current and prospective clients and customers, including, but not limited to, identity and responsibilities of, and contact information for, decision makers and other important constituents of clients/customers; client/customer preferences, risk characteristics and tolerances; and markets or other sources with which the Company and/or any member of the Company Affiliated Group places business; (v) plans or strategies for sales, marketing, capital raises, or business development; (vi) sales and financial records, training programs, teaching methods, research activities, opinions, interpretations, evaluations; (vii) prices or pricing strategy or information; (viii) the Company’s and/or any member of the Company Affiliated Group’s methods, systems, techniques, procedures, designs, formulae, inventions and know-how; (ix) software development; (x) computer programs, source code, object software code, or other proprietary technical information; (xi) personnel lists, another employee’s performance reviews, personnel file, compensation, medical and other personal or private information; (xii) client/customer files, contracts and contract negotiations; (xiii) information the Company and/or any member of the Company Affiliated Group receives from any client or customer or other third party under a duty to keep such information confidential; (xiv) Company intellectual property; (xv) privileged or other legal information; and (xvi) other confidential or proprietary information of a similar nature not known to the public that, if misused or disclosed, could adversely affect the business of the Company, Company Affiliated Group or their respective clients/customers. Consultant acknowledges and agrees that the Company and the Company Affiliated Group derive a competitive advantage and independent economic value from the Confidential Information, including trade secrets, not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Notwithstanding the foregoing, and for the avoidance of doubt, Confidential Information shall not include: (i) Consultant’s general skills, knowledge and experience acquired during Consultant’s provision of Services or prior employment with the Company; (ii) any information that was known to Consultant prior to his employment by the Company; (iii) any information retained in Consultant’s unaided memory and professional skill set, without use, copying or reference to any tangible documentation, files or property of the Company; and (iv) any information that is known to the public, unless such information became known or publicly available through unlawful means or as a result of any individual or entity’s breach of a confidentiality obligation or other fiduciary, contractual, legal or other obligation or duty to the Company and/or Company Affiliated Group, including any breach by Consultant of this Agreement.

(iii)
Consultant is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Consultant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Consultant is further notified that if Consultant files a lawsuit for retaliation for reporting a suspected violation of law, Consultant may disclose trade secrets to Consultant’s attorney and use the trade secret information in the court proceeding only if Consultant: (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order.

(b)
Non-Disparagement. Consultant acknowledges that any disparaging comments regarding the Company are likely to substantially harm the Company Affiliated Group’s business reputation. Consultant agrees not to make any disparaging remarks or send any disparaging communications, written or oral, directly or indirectly, concerning the Company Affiliated Group, including but not limited to, the business or management of the Company Affiliated Group, or any current or former officers, directors, employees, shareholders, investors, partners, members or agents of the Company Affiliated Group. Under no circumstances shall the truth, or partial truth, of any statement made by Consultant be considered a defense to any claim for breach of this Section. Nothing in this Agreement shall be construed to prohibit the Consultant from reporting conduct to, providing truthful information to or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization.

(c)
Reasonableness.

(i)
Consultant has carefully read and considered the provisions of Section 7 hereof and, having done so, agrees that the restrictions and remedies set forth therein (including, but not limited to, the scope of defined terms, the time period of restriction and the geographical areas of restriction set forth therein) are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company, including, but not limited to, protection of the

Company’s trade secrets and other Confidential Information, goodwill, client/customer and employee relationships, all of which have been developed through great effort and at incalculable expense.

(ii)
Consultant represents that Consultant’s experience, capabilities, and personal assets, as well as the consideration and compensation Consultant will receive directly or indirectly under this Consulting Agreement, are such that Consultant’s compliance with Section 7 hereof (and the restrictive covenants incorporated therein) will not prevent the Consultant from either earning a livelihood in the unrestricted business activities which remain open to Consultant or from otherwise adequately and appropriately supporting and Consultant and Consultant’s family. Consultant further agrees that Consultant shall never assert, or permit to be asserted on Consultant’s behalf, in any forum, any position contrary to the foregoing.

6.
Works for Hire; Assignment of Inventions. Consultant agrees that all works of authorship, copyrightable works, inventions, improvements, designs, discoveries, and the intangible intellectual property rights (including copyrights and trade secrets), created, developed, invented or discovered or contributed to by the Consultant in the performance of the Services provided hereunder (collectively, the “Company IP”) are the sole and exclusive property of the Company. Any copyrightable work(s) prepared by the Consultant for the Company shall be considered “work made for hire” under the United States Copyright Act, 17 U.S.C. § 101 et seq. This includes written and electronic documents (including but not limited to contact lists generated at the Company and computerized address books), audio and video recordings, and any concepts, ideas, or other intellectual property developed for the Company, regardless of whether the intellectual property is actually used by the Company. To the extent any rights to the Company IP initially vest with Consultant, Consultant agrees to assign all rights, titles and interest in the Company IP to the Company, including all copyright in and thereto. In addition, Consultant agrees to assist the Company, or its designee in every proper way to secure the Company’s rights in the Company IP and any copyrights, patents, mask work rights, moral rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive right, title and interest in and to such Company IP, and any copyrights, patents, mask work rights, moral rights or other intellectual property rights relating thereto. Consultant further agrees that Consultant’s obligation to execute or cause to be executed, when it is in Consultant’s power to do so, any such instrument or papers shall continue after the termination of this Consulting Agreement for any reason. If the Company is unable because of Consultant’s mental or physical incapacity, unavailability or for any other reason to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Company IP or original works of authorship assigned to the Company as above, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and on the Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Consultant.

7.
Services to Others.

(a)
During the Consulting Period, Consultant shall be entitled to perform services for such additional entities or persons as Consultant shall see fit; provided, however, that: (i) such other services do not interfere in any way with Consultant’s obligations as set forth herein; (ii) Consultant shall not, without the written consent of a duly authorized representative of the Company, directly or indirectly, as an officer, director, employee, consultant, owner, partner, or in any other capacity, solicit, perform, or provide, or attempt to perform or provide Conflicting Services during the Consulting Period; and (iii) Consultant shall remain subject to his obligations under the Retirement

Agreement, including, without limitation, Paragraphs 11, 12, 13 and 15 thereof. For purposes of this Agreement, “Conflicting Services” means any service on behalf of a product, offering, service, process, or the research and development thereof, that is competitive with any product, offering, service, or process, or the research and development thereof, of the Company, directly or indirectly. For the avoidance of doubt, this Section 7(a) shall not prohibit Consultant from: (x) being a passive owner of not more than five percent (5%) of the equity securities of a publicly traded corporation engaged in a business that is in competition with the Company, so long as Consultant has no active participation in any Competitive Business; (y) serving on the board of directors (or comparable governing bodies) of other companies, including those engaged in a competitive business, provided such service does not involve day-to-day operational or management responsibilities with respect to any Competitive Business; or (z) sourcing and presenting potential sale-leaseback or funding transactions, provided that Consultant complies with his obligations with respect to such Business Opportunities (as defined in the Retirement Agreement) as set forth in Section 14 of the Retirement Agreement.
(b)
The Company’s employees, materials, equipment, resources, Confidential Information (as defined below) and intellectual property shall not be used in connection with any of Consultant’s services to other entities or persons. Consultant shall not, directly or indirectly, disclose any Confidential Information to any person or entity in connection with any services performed for other persons or entities and shall not use such Confidential Information other than in the course of providing the Services to Company.

(c)
In connection with any services to other persons or entities, Consultant shall at all times comply with Consultant’s duties and obligations to the Company and under this Agreement, including, without limitation, the obligations set forth in Section 5 above.

(d)
Consultant represents and warrants to the Company that Consultant is not, and Consultant agrees that, during the Consulting Period, Consultant shall not be, subject to any agreement, instrument, order or decree of any kind, or any other restrictive agreement of any character, that would prevent Consultant from entering into this Agreement or which would be breached upon Consultant’s performance of the Services hereunder.

8.
Return of Property. Consultant agrees that, to the extent requested by the Company either during or following the termination of the Consulting Period: (i) Consultant shall deliver to the Company (and will not keep in Consultant’s possession or deliver to anyone else) documents and materials that relate in any way to the Services, including, but not limited to, devices, Confidential Information, records, data, notes, reports, proposals, lists, correspondence, drawings, blueprints, other documents or property, or reproductions of any of the aforementioned items developed by Consultant during the Consulting Period or otherwise belonging to the Company and/or any member of the Company Affiliated Group; and/or (ii) if Consultant has used any non-Company computer, electronic device, server, storage drive, “cloud” account, or e-mail system to receive, store, review, prepare or transmit any Confidential Information, Consultant shall use reasonable best efforts permanently delete and expunge such information, unless such deletion or expungement is prohibited by law.

9.
Injunctive Relief; Tolling. Consultant expressly acknowledges and agrees that monetary damages shall not be a sufficient remedy for any breach or threatened breach by Consultant of the Sections 5, 6, 7 and/or 8 of this Consulting Agreement, and, in addition to any other remedies, the Company and/or Company Affiliated Group shall be entitled to seek specific performance and/or injunctive or other equitable relief without any requirement to post a bond or other security. As a remedy for any such breach or threatened breach, Consultant will reimburse the Company for all court costs and legal fees, including attorneys’ fees, incurred in enforcing Sections 5, 6, 7 and/or 8 of this Consulting Agreement or obtaining any associated relief in connection with a breach or threatened breach of Sections 5, 6, 7 and/or 8 herein. Consultant further acknowledges and agrees that the applicable period of each such restrictive covenant shall be tolled during any period of time in which Consultant is in breach or violation of the terms thereof, in order that the Company Affiliated Group shall have all of the agreed-upon temporal protection thereunder.

10.
Severability. It is the desire and intent of the Parties that the provisions of this Consulting Agreement shall be enforced to the fullest extent permissible under applicable law. If any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, then the Parties agree that a court or arbitrator is expressly authorized to modify any such provision in lieu of severing the provision, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable and incapable of modification, the validity, legality and enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

11.
Indemnification.

(a)
The Consultant shall indemnify and hold harmless the Company, the Company Affiliated Group, and their respective parents, subsidiaries, divisions and affiliates and each of their respective stockholders, directors, officers, employees and investors (collectively, the “Company Indemnified Parties”) from and against any and all losses, liabilities, claims, damages, costs and expenses (including attorneys’ fees), fines and penalties (“Losses”) suffered by the Company Indemnified Parties, directly or indirectly, arising from or relating to: (i) any breach by the Consultant of this Agreement; (ii) intentional or grossly negligent misconduct in the Consultant’s performance of the Services hereunder; and/or (iii) violation of any law, rule or regulation in connection with the Consultant’s performance of the Services.

(b)
Consultant represents and warrants that the Consultant: (i) shall perform the Services in a timely, good, professional and workmanlike manner and in accordance with high professional standards; (ii) shall perform the Services in compliance with all applicable laws, rules and regulations;; and (iii) has the full legal right to enter into this Agreement.

(c)
The Company shall indemnify and hold harmless Consultant from and against any and all Losses suffered by Consultant, directly or indirectly, arising from or relating to: (i) any breach by the Company of this Agreement; (ii) intentional or grossly negligent misconduct by the Company related to Consultant’s Services hereunder; (iii) violation of any law, rule or regulation in connection by the Company related to Consultant’s Services hereunder; and/or (iv) Consultant’s good-faith actions or omissions in connection with providing the Services hereunder.

12.
Cooperation. Consultant and the Company agree that certain matters in which Consultant will be involved during Consultant’s engagement hereunder may necessitate Consultant’s assistance and cooperation with the Company in the future, both during and after the Consulting Period. Accordingly, to the extent reasonably requested by the Company, Consultant agrees to assist the Company and cooperate fully in connection with matters arising out of Consultant’s engagement with the Company hereunder, both during and after the Consulting Period. Such assistance and cooperation shall include, but not be limited, requests for information and being available to speak with officers or employees of the Company and/or its counsel at reasonable times and locations, executing accurate and truthful documents and taking such other actions as may reasonably be requested by the Company and/or its counsel: (i) about the business of the Company or Consultant’s involvement and participation therein; (ii) in connection with the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired during Consultant’s engagement with the Company hereunder or about which Consultant might have knowledge, including, without limitation, in connection with the renewal/revision negotiations with [ * * *]; and (iii) in connection with any investigation or review by any federal, state or local regulatory, quasi-regulatory or self-governing authority as any such investigation or review relates to events or occurrences that transpired during Consultant’s engagement with the Company or about which Consultant might have knowledge. The Company further agrees: (i) to reimburse Consultant for any reasonable, out-of-pocket travel, hotel and meal expenses (for the avoidance of doubt, such reimbursement does not include lost wages or earnings) incurred in connection with Consultant’s performance of obligations pursuant to this Section for which Consultant has obtained prior, written approval from the Company; and (ii) in the event Consultant’s obligations pursuant to this Section during or after the Follow-On Period require a material time commitment outside the Services contemplated under Section 2(b) above, the Company shall pay Consultant reasonable additional compensation to be negotiated in good faith and mutually agreed upon in advance.

13.
Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the conflict of law provisions thereof. Consultant and the Company agree to submit to the exclusive jurisdiction and forum of the state and/or federal courts located in the State of New York, for any claim, dispute, action, or lawsuit in any way arising out of, relating to, or connected with this Agreement, and/or Consultant’s engagement by the Company or the cessation thereof. Consultant and the Company consent to such court(s) in New York as a convenient forum for any such claim, dispute, action, or lawsuit, and hereby waive any objection to the venue, forum, or jurisdiction for any such claim, dispute, action, or lawsuit proceeding in such court(s). Consultant and the Company agree that Consultant is subject to the jurisdiction of the courts located in the State of New York and may be served with legal process within the State of New York or in any other manner provided by law. CONSULTANT AND THE COMPANY EACH HEREBY WAIVE, AS AGAINST THE OTHER, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH BOTH ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND/OR CONSULTANT’S ENGAGEMENT BY THE COMPANY OR THE CESSATION THEREOF.

14.
Successors; Binding Agreement. This Agreement may not be assigned by any Party without the prior written consent of the other Parties, except that no consent is necessary for the Company to assign this Agreement to a member of the Company Affiliated Group or any corporation or other entity succeeding to all or substantially all of the assets or business of the Company, whether by merger, consolidation, stock purchase, exchange, asset purchase or otherwise, and, in each case of a permitted assignment by the Company, the “Company” under this Agreement shall be deemed to include such assignee or successor. Consultant may not subcontractor or otherwise delegate or assign this Agreement or any of their respective obligations hereunder without the prior written consent of a duly authorized representative of the Company. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and permitted assigns of the Parties.

15.
Entire Agreement. This Consulting Agreement constitute the entire agreement between the Parties pertaining specifically to the financial and other business-related terms concerning the consulting relationship between the Consultant and the Company, and fully supersedes any and all agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any Party hereto respecting this subject matter; provided, however, for the avoidance of doubt, nothing in this Agreement shall impair the Company’s or the Consultant’s obligations under the Retirement Agreement or any confidentiality, non-disparagement, non-competition, non-solicitation, intellectual property and other similar restrictions to which Consultant may be subject under a separate agreement between Consultant, on the one hand, and the Company and/or any other member of the Company Affiliated Group, on the other hand, which shall continue in full force and effect. In the event of any inconsistency between this Consulting Agreement and Consultant’s obligations under the Retirement Agreement regarding the construction, validity, interpretation, or enforcement of the Consultant’s obligations under the Retirement Agreement, the terms of the Retirement Agreement shall govern. In addition, no amendment or modification to this Agreement shall be valid unless set forth in writing and signed by duly authorized representative of each of the Parties.

16.
No Waiver. Any waiver by the Company of a breach of any provision of this Consulting Agreement shall not operate or be construed as a waiver of any subsequent breach.

17.
Survival. The provisions of Sections 4-12 of this Consulting Agreement shall survive the termination of the Consultant’s consulting relationship with the Company or any termination of this Consulting Agreement for any reason.

18.
Headings. The headings used in this Agreement are intended for convenience or reference only and shall not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any provision of this Agreement.

19.
Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third-party beneficiaries other than the members of the Company Affiliated Group.

20.
Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the dates set forth below.

GETTY REALTY CORP.

By: /s/ Christopher J. Constant Date: 1/20/2026

Name: Christopher J. Constant

Title: President and Chief Executive Officer

CONSULTANT

MARK TO MARKET REAL ESTATE SERVICES LLC

By: /s/ Mark Olear Date: 1/20/2026

Name: Mark Olear

Title: